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PROXY FORM
(Shares)


                                    [LOGO]
                       CANADIAN NATIONAL RAILWAY COMPANY

THIS IS YOUR PROXY -- DO NOT DESTROY -- PLEASE ENSURE THE COMPLETION, EXECUTION
                            AND RETURN OF THIS PROXY

  Proxy solicited by the Management of the Company for the annual and special meeting of shareholders and optionholders to be held on April 19, 2000

Annual and Special Meeting Admission Ticket

Please present this ticket at the entrance to facilitate verification of your status as a shareholder.

The 2000 annual and special meeting of the shareholders and optionholders of Canadian National Railway Company will be held in the Ballroom, at the Sheraton Center, 1201 Rene-Levesque Blvd. West, Montreal, Quebec, on April 19, 2000, at 10:00 a.m., Montreal time.

Important notice
Quarterly Reports - Do you wish to receive them?

CN regularly provides full information to the press the day its quarterly results are announced. For this reason, many of our shareholders do not wish to receive by mail copies of the subsequent quarterly reports. By mailing these reports only to those shareholders who want them, the Company can achieve savings in both paper usage and expense.

To assist us with this program, please check the box below only if you wish to receive quarterly reports. Return this card, together with your proxy, in the postage paid envelope provided.

If this card is not returned, we will assume you do not wish to receive these reports; however, you will continue to receive the annual report and associated proxy material.

If you wish to receive the CN Quarterly Reports in 2000, please check here.

The undersigned holder of common shares of Canadian National Railway Company (the "Company") hereby appoints David G.A. McLean, or failing him, Paul M.
Tellier, or instead of either of them ..............., as proxyholder of the undersigned, with full power of substitution, to attend, vote and otherwise act for the undersigned at the annual and special meeting of shareholders and optionholders of the Company to be held in Montreal, Quebec, on Wednesday, April 19, 2000, at 10:00 a.m. (Montreal time) or at any adjournment or postponement thereof, to the same extent and with the same power as if the undersigned were personally present and hereby revokes any proxy previously given.

The said proxyholder is specifically directed to vote as follows:
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1.   Approval of a special resolution relating to an Arrangement, as more particularly described in the accompanying Management Proxy Circular:

     [ ]  Vote FOR                            [ ]   Vote AGAINST

2.   Election of directors:

     The nominees proposed by the management of the Company are detailed in the accompanying Management Proxy Circular.

     [ ]  Vote FOR all nominees               [ ]   WITHHOLD my vote for all
                                                    nominees

3.   Appointment of KPMG, LLP as auditors:

     [ ]  Vote FOR                            [ ]   WITHHOLD my vote

4. At his/her discretion, to vote upon any amendments to the above matters as may properly come before the annual and special meeting of shareholders and optionholders or any adjournment or postponement thereof.


Dated...................., 2000    ....................................
                                   Signature of holder of common shares

NOTE 1 The shares represented by this proxy will be voted for or against or withheld from voting as specified but, if no specification is made, the shares will be voted FOR each measure proposed.

NOTE 2 A holder of common shares has the right to appoint, as his or her proxyholder, a person (who need not be a holder of common shares) other than those designated above by striking out the two printed names and inserting the name of such other person in the blank space provided or by completing another proper form of proxy. Any person representing a corporation must have been appointed to act at the meeting as the authorized representative of that corporation.

NOTE 3 This form of proxy should be dated and must be executed by the holder of common shares or his/her attorney authorized in writing or, if the holder of common shares is a corporation, by an officer or attorney thereof duly authorized by an instrument of the corporation. If this form of proxy is not dated, it shall be deemed to be dated on the day on which it is mailed to the holder of common shares. Proxies must be received by the transfer agent and registrar of the Company, The Trust Company of Bank of Montreal, Shareholder Services Department, 129 Saint-Jacques Street, Level A North, Montreal, Quebec, H2Y 1L6, prior to 5:00 p.m. (Montreal time) on April 17, 2000, or if the meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the time the adjourned meeting is to be reconvened or the postponed meeting is to be convened.

PROXY FORM
(Options)
                                    [LOGO]
                       CANADIAN NATIONAL RAILWAY COMPANY

THIS IS YOUR PROXY -- DO NOT DESTROY -- PLEASE ENSURE THE COMPLETION, EXECUTION
                            AND RETURN OF THIS PROXY

  Proxy solicited by the Management of the Company for the annual and special meeting of shareholders and optionholders to be held on April 19, 2000


Annual and Special Meeting Admission Ticket

Please present this ticket at the entrance to facilitate verification of your status as an optionholder.

The 2000 annual and special meeting of the shareholders and optionholders of Canadian National Railway Company will be held in the Ballroom at the Sheraton Center, 1201 Rene-Levesque Blvd. West, Montreal, Quebec, on April 19, 2000, at 10:00 a.m., Montreal time.

The undersigned holder of stock options of Canadian National Railway Company (the "Company") hereby appoints David G.A. McLean, or failing him, Paul M.
Tellier, or instead of either of them ..................., as proxyholder of the undersigned, with full power of substitution, to attend, vote and otherwise act for the undersigned at the annual and special meeting of shareholders and optionholders of the Company to be held in Montreal, Quebec, on Wednesday, April 19, 2000, at 10:00 a.m. (Montreal time) or at any adjournment or postponement thereof, to the same extent and with the same power as if the undersigned were personally present and hereby revokes any proxy previously given.

The said proxyholder is specifically directed to vote as follows:

1. Approval of a special resolution relating to an Arrangement, as more particularly described in the accompanying Management Proxy Circular:


     [ ]  Vote FOR                               [ ] Vote AGAINST



2. At his/her discretion, to vote upon any amendments to the above matter or any other matter, as may properly come before the annual and special meeting of shareholders and optionholders or any adjournment or postponement thereof.


Dated........................................, 2000                        ...............................................
                                                                             Signature of holder of stock options


NOTE 1 The stock options represented by this proxy will be voted for or against as specified but, if no specification is made, the stock options will be voted FOR the measure proposed.

NOTE 2 A holder of stock options has the right to appoint, as his or her proxyholder, a person (who need not be a holder of stock options or common shares) other than those designated above by striking out the two printed names and inserting the name of such other person in the blank space provided or by completing another proper form of proxy. Any person representing a corporation must have been appointed to act at the meeting as the authorized representative of that corporation.

NOTE 3 This form of proxy should be dated and must be executed by the holder of stock options or his/her attorney authorized in writing or, if the holder of stock options is a corporation, by an officer or attorney thereof duly authorized by an instrument of the corporation. If this form of proxy is not dated, it shall be deemed to be dated on the day on which it is mailed to the holder of stock options. Proxies must be received by the trustee for the Company's stock option plans, The Trust Company of Bank of Montreal, 1 First Canadian Place, 100 King Street West, Suite 5104, Toronto, Ontario, M5X 1A1, prior to 5:00 p.m. (Montreal time) on April 17, 2000, or if the meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the time the adjourned meeting is to be reconvened or the postponed meeting is to be convened.